EXHIBIT 99

COMPAQ  COMPUTER  CORPORATION       P.O. BOX 692000               NEWS RELEASE
PUBLIC  RELATIONS  DEPARTMENT       HOUSTON, TEXAS 77269-2000
                                    TEL  281-514-0484
                                    FAX  281-514-4583

                                    HTTP://WWW.COMPAQ.COM



[LOGO OF COMPAQ COMPUTER CORPORATION APPEARS HERE]


FOR  IMMEDIATE  RELEASE
-----------------------


              COMPAQ ANNOUNCES PRELIMINARY FIRST QUARTER RESULTS


     HOUSTON, TX, April 9, 1999 - Compaq Computer Corporation (NYSE: CPQ) announced that, based on preliminary analysis of its results for the quarter ended March 31, 1999, it expects to report results below analysts' estimates. Based upon a $9.4 billion revenue estimate and a less favorable sales mix, the Company now expects to report a profit of approximately $.15 per share.

     "The quarter's shortfall reflects lower than anticipated market demand and increased competitive pricing in the commercial PC sector," said Earl
Mason,  Senior  Vice  President  and  Chief  Financial  Officer.

     These  statements  regarding  estimated  results  are  preliminary.   The
Company  expects  to  announce  its  final  results  on  April  21,  1999.

BUSINESS  OUTLOOK

     "While market conditions will continue to be competitive, we fully intend to expand our business and grow market share profitably in 1999," said Eckhard Pfeiffer, President and Chief Executive Officer. "We will roll out our enterprise strategy next week as 4,500 customers join us in Houston for Compaq's Innovate 99. The Company will continue its aggressive drive of reduction of cost and operating expenses in the face of a very competitive market."

COMPANY  BACKGROUND

     Compaq Computer Corporation, a Fortune Global 100 company, is the second largest computer company in the world and the largest global supplier of computer systems. Compaq develops and markets hardware, software, solutions, and services, including industry-leading enterprise computing solutions, fault-tolerant business-critical solutions, networking and communication products, commercial desktop and portable products and consumer PCs. The Company is an industry leader in environmentally friendly programs and business practices.

     Compaq products are sold and supported in more than 100 countries through a network of authorized Compaq marketing partners. Customer support and information about Compaq and its products are available at http://www.compaq.com or by calling 1-800-OK-COMPAQ. Product information and reseller locations are available by calling 1-800-345-1518.

     This release contains forward-looking statements based on current expectations that involve a number of risks and uncertainties. The potential risks and uncertainties that could cause actual results to differ materially include the implementation of operations and systems improvements, particularly those associated with the Optimized Distribution Model; the operational integration associated with the acquisition of Digital Equipment Corporation; inventory risks due to shifts in market demand; timely development, production, continued competitive factors and pricing pressures; market responses to pricing actions and promotional programs; acceptance of the products; and changes in product mix. Further information on the factors that could affect the Company's financial results are included in its SEC filings, including the Form 10-K for the year ended December 31, 1998.

                                   #   #   #

Compaq, Registered U.S. Patent and Trademark Office. Product names mentioned herein may be trademarks and/or registered trademarks of their respective companies.

For  further  information,  contact:
Compaq  Computer  Corporation          Jim  Finlaw                281-514-6137
                                       jim.finlaw@compaq.com

Compaq  Computer  Corporation          Investor  Relations        281-514-9549
Compaq  Computer  Corporation          Investor Relations Fax     800-433-2391

More financial information on Compaq is available at http://www.compaq.com/corporate/ir.